Exhibit 4.1

N U M B E R

U N I T S

U

SEE REVERSE FOR CERTAIN DEFINITIONS

CUSIP 89582E 20 7

TRIAN ACQUISITION I CORP.

UNITS CONSISTING OF ONE SHARE OF COMMON STOCK AND ONE WARRANT TO PURCHASE ONE SHARE OF COMMON STOCK

THIS CERTIFIES THAT

is the owner of

Units.

Each Unit (“Unit”) consists of one (1) share of common stock, par value $0.0001 per share (“Common Stock”), of Trian Acquisition I Corp., a Delaware corporation (the “Company”), and one warrant (the “Warrants”). Each Warrant entitles the holder thereof to purchase from the Company, commencing on the later of (i) the consummation by the Company of a Business Combination (as defined in the Warrant Agreement) or (ii) one year from the first anniversary of the date of the final prospectus that forms a part of the Registration Statement, such number of shares of Common Stock of the Company at the price of $7.50 per share (as such price may be adjusted), but only subject to the conditions set forth in the Warrant Agreement. Each Warrant will become exercisable on the later of (i) the Company’s completion of a merger, capital stock exchange, asset acquisition or other similar business combination and (ii) [____], 2009, and will expire unless exercised before 5:00 p.m. New York City Time, on [_____], 2012. or earlier upon redemption (the “Expiration Date”). The Common Stock and Warrants comprising the Units represented by this certificate are not transferable separately prior to [_____], 2008, unless Deutsche Bank Securities or Merrill Lynch & Co. elects to allow separate trading earlier, subject to the Company’s filing of a Current Report on Form 8-K with the Securities and Exchange Commission containing an audited balance sheet reflecting the Company’s receipt of the gross proceeds of the offering and issuing a press release announcing when separate trading will begin. The terms of the Warrants are governed by a Warrant Agreement, dated as of November 1, 2007, between the Company and American Stock Transfer & Trust Company, as Warrant Agent, and are subject to the terms and provisions contained therein, all of which terms and provisions the holder of this certificate consents to by acceptance thereof. Copies of the Warrant Agreement are on file at the office of the Warrant Agent at 59 Maiden Lane, New York, New York 10038, and are available to any Warrant holder on written request and without cost.
     This Certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.
     Witness the facsimile seal of the Company and the facsimile signatures of its duly authorized officers.

     Dated: _______________, 20____

By:

SECRETARY

PRESIDENT

AMERICAN BANK NOTE COMPANY.

AMERICAN BANK NOTE COMPANY	PRODUCTION COORDINATOR: TODD DEROSSETT 931-490-1720
711 ARMSTRONG LANE	PROOF OF DECEMBER 3, 2007
COLUMBIA, TENNESSEE 38401	TRIAN ACQUISITION I CORP.
(931) 388-3003	TSB 28839 FC LOT 3
SALES: J. Dickinson 708-385-9112	Operator: AP
/ ETHER 7 / LIVE JOBS / T / Trian 28839 FC Lot 3	New

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ___ OK AS IS ___ OK WITH CHANGES ___ MAKE CHANGES AND SEND ANOTHER PROOF

Colors Selected for Printing: Intaglio prints in SC-13 Red.

COLOR: This proof was printed from a digital file or artwork on a graphics quality, color laser printer. It is a good representation of the color as it will appear on the final product. However, it is not an exact color rendition, and the final printed product may appear slightly different from the proof due to the difference between the dyes and printing ink.

NOTE: Text that is sent in by disk or e-mail is not proofread word for word.

Trian Acquisition I Corp.

          The Company will furnish without charge to each stockholder who so requests, a statement of the powers, designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof of the Company and the qualifications, limitations, or restrictions of such preferences and/or rights.

          The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	–	as tenants in common	UNIF GIFT MIN ACT – _________________ Custodian _________________
TEN ENT	–	as tenants by the entireties	(Cust)	(Minor)
JT TEN	–	as joint tenants with right of survivorship
		and not as tenants in common	under Uniform Gifts to Minors
Act ________________________________________
(State)

Additional Abbreviations may also be used though not in the above list.

          For value received, ___________________________ hereby sell, assign and transfer unto

PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP CODE, OF ASSIGNEE)

________________________________________________________________________________________________________________________________ Units
represented by the within Certificate, and do hereby irrevocably constitute and appoint

_____________________________________________________________________________________________________________________________ Attorney
to transfer the said Units on the books of the within named Company with full power of substitution in the premises.

Dated _________________________________

	Notice:	The signature to this assignment must correspond with the name as written upon the face of the certificate in every particular, without alteration or enlargement or any change whatever.

Signature(s) Guaranteed:

THE SIGNATURE(S) MUST BE GUARANTEED BY AN ELIGIBLE GUARANTOR INSTITUTION (BANKS, STOCKBROKERS, SAVINGS AND LOAN ASSOCIATIONS AND CREDIT UNION WITH MEMBERSHIP IN AN APPROVED SIGNATURE GUARANTEE MEDALLION PROGRAM, PURSUANT TO S.E.C. RULE 17Ad-15).

AMERICAN BANK NOTE COMPANY	PRODUCTION COORDINATOR: TODD DEROSSETT 931-490-1720
711 ARMSTRONG LANE	PROOF OF DECEMBER 3, 2007
COLUMBIA, TENNESSEE 38401	TRIAN ACQUISITION I CORP.
(931) 388-3003	TSB 28839 BK LOT 3
SALES: J. Dickinson 708-385-9112	Operator: AP

/ ETHER 7 / LIVE JOBS / T / Trian 28839 BK Lot 3	New

PLEASE INITIAL THE APPROPRIATE SELECTION FOR THIS PROOF: ___ OK AS IS ___ OK WITH CHANGES ___ MAKE CHANGES AND SEND ANOTHER PROOF

NOTE: Text that is sent in by disk or e-mail is not proofread word for word.